Exhibit 99.1

JOINT FILING AGREEMENT

February 14, 2022

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: February 14, 2022	HEP PARTNERS LLC

	By:	/s/ Thomas O. Hicks
	Name:	Thomas O. Hicks
	Title:	Managing Member

HH SIGHT LLC

By:	/s/ Mack H. Hicks
Name:	Mack H. Hicks
Title:	Co-Manager

HH SIGHT PARTNERS GP, L.P.

By:	HH Sight LLC
Its:	General Partner

By:	/s/ Mack H. Hicks
Name:	Mack H. Hicks
Title:	Co-Manager

HH SIGHT PARTNERS, L.P.

By:	HH Sight Partners GP, L.P.
Its:	General Partner

By:	HH Sight LLC
Its:	General Partner

By:	/s/ Mack H. Hicks
Name:	Mack H. Hicks
Title:	Co-Manager

HH-IOP PARTNERS, L.P.

By:	HH Sight Partners GP, L.P.
Its:	General Partner

By:	HH Sight LLC
Its:	General Partner

By:	/s/ Mack H. Hicks
Name:	Mack H. Hicks
Title:	Co-Manager

Thomas O. Hicks

/s/ Thomas O. Hicks

Mack H. Hicks

/s/ Mack H. Hicks